SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 17, 2000

IMMUNE RESPONSE, INC.
(Exact name of registrant as specified in its charter)

Colorado	33-17922-C	84-0950197

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

7001 Post Road, Suite 100
Dublin, Ohio 43016
(614) 336-2000
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)

Not applicable
(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant

      (a) On March 13, 2000, Immune Response, Inc. (the “Company”) dismissed its former accountants, Gelfond Hochstadt Pangburn, P.C., as its independent certified public accountant. Gelfond Hochstadt Pangburn, P.C. has not issued any opinions on the Company's financial statements, and, therefore, there have been no adverse opinions, disclaimers of opinion or qualifications or modification as to audit scope or accounting principles regarding any report of Gelfond Hochstadt Pangburn, P.C. on the Company’s financial statements. The Company’s Board of Directors approved the change of accountants and that action was ratified by the Board of Directors of the Company as it has no formal audit committee. There were no disagreements with Gelfond Hochstadt Pangburn, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedures leading to their dismissal. The dismissal is a result of the change of the Company’s Board of Directors and the moving of the principal office of the Company to Dublin, Ohio, as a result of the merger of Opticon Medical, Inc., an Iowa corporation, with and into Opticon Acquisition Corporation, a Delaware corporation and the Company’s wholly-owned subsidiary, as reported in the Company’s Current Report on Form 8-K, dated March 10, 2000.

      (b) Simultaneously with the dismissal of its former accountants, the Company approved and engaged KPMG LLP to act as its independent certified public accountant as successor to Gelfond Hochstadt Pangburn, P.C. During the Company’s two most recent fiscal years and subsequent interim periods the Company has not consulted with KPMG LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was the subject of a disagreement or a reportable event.

Item 7. Financial Statements and Exhibits

(c) EXHIBITS

16.1	Letter from Gelfond Hochstadt Pangburn, P.C., dated March 14, 2000, addressed to the Securities and Exchange Commission.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE RESPONSE, INC.

Date: March 17, 2000	By: /s/ William J. Post
William J. Post President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter from Gelfond Hochstadt Pangburn, P.C., dated March 14, 2000, addressed to the Securities and Exchange Commission.

4